EXHIBIT 3.9
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                                BY-LAW NUMBER ONE

          A GENERAL BY-LAW RELATING TO THE CONDUCT OF THE BUSINESS AND
                           AFFAIRS OF 899776 ALBERTA
                                      LTD.


                                1. INTERPRETATION
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1.01     DEFINITIONS

Unless the context requires or specifies, in this By-law Number One and all other by-laws of the Corporation, all terms and expressions (other than terms or expressions expressly defined herein) which are defined in the Act shall have the meanings given to them in the Act and, additionally:

(a)      "Act" means the BUSINESS CORPORATIONS ACT;

(b) "Articles" include the original or restated Articles of Incorporation, Articles of Amendment, Articles of Amalgamation, Articles of Continuance, Articles of Reorganization, Articles of Arrangement, Articles of Dissolution, or Articles of Revival of the Corporation, as from time to time amended, as applicable;

(c)      "Auditor" means the auditor of the Corporation, if any;

(d)      "Board" means the Board of Directors of the Corporation;

(e) "By-laws" means the by-laws of the Corporation in force and effect, as from time to time amended;

(f)      "Corporation" means the above-named Corporation;

(g) "Director" means a director of the Corporation occupying such position at any time;

(h) "Officer" means an officer of the Corporation occupying such position at any time; and

(i)      "Shareholder" means a shareholder of the Corporation.

1.02     INCLUDED WORDS

In the By-laws, unless the context otherwise requires or specifies:

(a)      Words importing singular include the plural and vice versa;

(b)      Words importing gender include masculine, feminine and neuter genders;

(c) Words importing persons include individuals, firms, bodies corporate, associations, legal representatives of persons and aggregations of persons; and

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(d)      A reference to any statute shall extend to any amendment thereof or substitution therefor and any regulation, rule or other provision made thereunder or authorized thereby, amendments thereof or substitutions therefor.

1.03     BY-LAWS SUBORDINATE

The By-laws are made pursuant to and are subordinate to the Act, any unanimous shareholder agreement having application to the Shareholders, and the Articles.

1.04     PARTIAL INVALIDITY

The invalidity or unenforceability of any provision of the By-laws shall not affect the validity or enforceability of the remaining provisions of the By-laws.

1.05     DEEMED CONSENT

Where the By-Laws call for consent of a meeting in respect of any matter and no method is specified for signifying or recording such consent, such consent shall be conclusively presumed to have been given unless an objection is made to the matter by a person entitled to object thereto.


                          2. MEETINGS OF SHAREHOLDERS
                          ---------------------------

2.01     QUORUM

At any meeting of shareholders, including any meeting of a class of shareholders;

(a) If there is only one (1) shareholder, or one (1) holder of a class of shares, that shareholder in person or by proxy constitutes a meeting; or

(b) If there are two (2) or more shareholders, or two (2) or more holders of a class of shares, at least two (2) individuals present in person or by proxy, each of whom is entitled to vote at such meeting, holding or representing in the aggregate not less than Fifty-one per cent (51%) of the total number of shares carrying the right to vote at such meeting shall, constitute a quorum.

2.02     PERSONS ENTITLED TO BE PRESENT

The only persons entitled to be present at a meeting of the Shareholders shall be those Shareholders entitled to vote thereat or their duly appointed proxyholders, individuals duly authorized by resolution of the directors or governing body of a body corporate or association which is a Shareholder entitled to vote thereat, the Directors, the Auditor and others who, although not entitled to vote, are entitled or required under any provision of the Act, the Articles or the By-laws to be present at the meeting; other persons may be admitted but only with the consent of the meeting.

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2.03     CHAIRMAN, SECRETARY AND SCRUTINEERS

The Chairman of the Board, if any has been appointed and is present, otherwise the President or, if he is not present a Vice-President shall be the chairman of any meeting of Shareholders. If no such officer is present within fifteen (15) minutes of the time fixed for the commencement of the meeting, the persons present and entitled to vote shall elect another Director as chairman of the meeting and if no Director is present or if all the Directors present decline to take the chair, then the persons present entitled to vote shall elect one of their number to be chairman. The chairman shall appoint the Secretary of the Corporation or, if he is not present, some other person who need not be a Shareholder to act as secretary of the meeting. The chairman may appoint one (1) or more persons who need not be Shareholders to act as scrutineers of the meeting.

2.04     VOTES

Votes at meetings of Shareholders may be given either personally or by proxy. Every question submitted to any meeting of Shareholders shall be decided on a show of hands unless a ballot is required. If a ballot is required, it shall be directed by the chairman, or it may be demanded on any question, by any person entitled to vote at such a meeting. A ballot may be directed or demanded either before or on the declaration of the result of any vote by show of hands. A demand for a ballot may be withdrawn at any time before the ballot is taken. If a ballot is taken on any question, a prior vote on such question by show of hands shall have no effect. At every meeting at which he is entitled to vote, every individual present in person and entitled to vote shall have one (1) vote on a show of hands. Upon a ballot every individual entitled to vote shall (subject to the provisions, if any, of the Articles) be entitled to one (1) vote for each share held.

A ballot shall be taken in such a manner as the chairman, with the consent of the meeting, shall direct and a declaration by the chairman of the meeting that the vote upon the question has been carried, or carried by a particular majority, or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or question. Ballots shall be retained with the records of the meeting until the minutes of the meeting at which a ballot was taken are approved at a subsequent Shareholders' meeting. At any meeting, unless a ballot is directed or demanded, a declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

Except as otherwise provided for in the Act, in the Articles or in a unanimous shareholder agreement, all questions proposed for the consideration of Shareholders at any meeting of Shareholders shall be determined by a majority of the votes cast.

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2.05     PROXIES

A proxy shall be effective only if it is deposited with the Corporation or its agent prior to the time (not exceeding forty-eight (48) hours, excluding Saturdays, Sundays and holidays, preceding the meeting or an adjournment of the meeting) that the Directors shall have specified in a notice calling the meeting. If no such time has been specified by the Directors, a proxy may be deposited with the Corporation or its agent prior to the time of the meeting or the adjournment of the meeting, or with the Secretary of the Corporation or the chairman of the meeting prior to the time of voting. The chairman's declaration upon the validity of a proxy shall be taken as prima facie evidence thereof.

2.06     REPRESENTATIVES AND AGENTS

The Corporation shall treat a person as a registered security holder entitled to exercise all the rights of the security holder he represents if that person furnishes evidence of appointment as prescribed by the Act that he is the executor, administrator, heir or legal representative of the heirs of the estate of a deceased security holder; a guardian, committee, trustee, curator or tutor representing a registered security holder who is an infant, an incompetent person or a missing person; or the liquidator of, or a trustee in bankruptcy for, a registered security holder.

2.07     PARTICIPATION IN MEETING BY TELEPHONE

A Shareholder or any other person entitled to attend a meeting of Shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

2.08     RESOLUTIONS IN WRITING

Any resolution in writing signed by all the Shareholders entitled to vote thereon at a meeting may be so signed in counterpart and is effective as of the date thereof or the date therein stated to be the effective date regardless of when the resolution is signed, and if the resolution is neither dated nor stated to be effective as of an expressed date, then it is effective as of the latest date of execution. Any such resolution in writing which is dated or which is stated to become effective as of an expressed date may also state the time of the day or effective day thereof, in which case it is effective as of that time.


                                  3. DIRECTORS
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3.01     NUMBER OF DIRECTORS

The number of Directors constituting the Board shall be determined from time to time by ordinary resolution of the Shareholders.

3.02     NOTICE OF MEETING

A meeting of Directors may be convened by any Director or the Secretary of the Corporation, upon the direction of any Director, at any time, by giving notice of the time

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and place for the holding of the meeting to each Director not less than two (2)
days (exclusive of the day on which the notice is sent but inclusive of the day for which notice is given or deemed given) before the date of the meeting. For the first meeting of Directors to be held following the election of Directors at an annual or special meeting of the Shareholders or for a meeting of Directors at which a Director is appointed to fill a vacancy in the Board, no notice of such meeting need be given to the newly elected or appointed Director or Directors in order for the meeting to be duly constituted, provided a quorum of the Directors is present.

3.03     TELEPHONE PARTICIPATION

A Director may participate in a meeting of Directors or of any committee of Directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

3.04     PRESIDING AT MEETING

The Chairman of the Board (if any) or, failing him, the president, or, failing him, a member of the Board selected by a majority of the Directors present shall be chairman of any meeting of the Board.

3.05     QUORUM FOR DIRECTORS' MEETINGS
A majority of Directors (or such greater number as determined from time to time by the Board) shall constitute a quorum; no business shall be transacted at any meeting of Directors or a committee of the Directors unless the requisite quorum is present at the commencement of the meeting.

3.06     VOTES TO GOVERN

At all meetings of the Board every question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

3.07     RESOLUTION IN WRITING

Any resolution in writing signed by all of the Directors may be so signed in counterpart and is effective as of the date thereof or the time and/or date therein stated to be the effective time and/or date regardless of when the resolution is signed, and if not dated or dated to be effective as of an expressed date/time, then it is effective as of the latest date of execution.


                                  4. OFFICERS
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4.01     APPOINTMENT OF OFFICERS

The Directors shall appoint from among themselves a president who shall be the chief executive officer and shall have general supervision of all other Officers and their duties,

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except as may otherwise from time to time be specified by the Board. The Board may appoint such additional Officers as in its discretion from time to time it may determine including a chairman of the Board who, if appointed, shall be appointed from among the Directors.

4.02     TERM OF OFFICE

All offices shall be held during the pleasure of the Board; all Officers shall be subject to removal for or without cause by resolution of the Board, and an Officer may resign his office at any time by giving notice to the Corporation. Subject thereto an Officer shall continue in office until, but shall cease to hold office when his successor is elected or appointed.

4.03     DUTIES OF OFFICERS

Subject to the limitations in the Act, any unanimous shareholder agreement as the Board may from time to time impose, and to the provisions of any applicable By-law, an Officer shall have all the powers and authority, and shall perform all the duties, usually incident to the office he holds and shall perform such other duties as may from time to time be specified for the holder of such office by the By-laws or by the Board.

4.04     ASSISTANTS

If any assistant shall have been appointed to an Officer, such assistant may, unless the Board otherwise determines, exercise and perform all powers and duties of the Officer to whom he is an assistant.


                     5. INDEMNITY OF DIRECTORS AND OFFICERS
                     --------------------------------------

The Corporation shall indemnify, and it shall be the duty of the Directors to cause the Corporation to indemnify, the Directors and Officers of the Corporation, former Directors and Officers of the Corporation or persons who act or acted at the Corporation's request as Directors or Officers of a body corporate of which the Corporation is or was a Shareholder or creditor and their respective heirs and legal representatives to the full extent permitted by the Act.


                                   6. NOTICES
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The signature to any notice or other communication or document to be given or sent by the Corporation may be in whole or in part written, stamped, typewritten, printed or otherwise mechanically reproduced.

                  This by-law was made by the Directors on the 9th day of November, 2000, and confirmed by the Shareholders on the 9th day of November, 2000.